Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 9, 2024 (November 25, 2024, as to the revenue recognition policy of virtual driver operation services disclosed in Note 2), relating to the financial statements of Pony AI Inc., appearing in the Registration Statement No.333-282700 on Form F-1 of Pony AI Inc.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People's Republic of China

February 13, 2025